Exhibit 99.1

Herbalife Ltd. Announces Record Third Quarter, Raises FY’10 Guidance and Provides Initial FY’11 Guidance

  Worldwide volume growth of 13.5 percent with increases in each of its six regions compared to the prior year period.
  Third quarter adjusted1 EPS of $1.17 increased 37.6 percent compared to the prior year period.
  Raises FY’10 adjusted1 EPS guidance to a range of $4.54 to $4.58.
  Introduces FY’11 EPS guidance range of $5.00 to $5.25.

LOS ANGELES--(BUSINESS WIRE)--November 1, 2010--Herbalife Ltd. (NYSE:HLF) today reported that third quarter net sales increased 14.7 percent to $688.4 million. The net sales reflect volume point growth of 13.5 percent and an increase in Average Active Sales Leaders of 11.8 percent, both compared to the third quarter of 2009. Excluding the impact from adjusting items in the third quarter1, net income was $72.5 million, or $1.17 per diluted share, representing increases of 34.1 percent and 37.6 percent respectively compared to $54.1 million or $0.85 per diluted share in the third quarter of 2009. These 2010 third quarter adjusted results exclude an income tax benefit of $3.2 million, or $0.05 benefit to diluted EPS resulting from an international income tax audit settlement.

For the quarter ended September 30, 2010, the company reported net income of $75.7 million or $1.22 per diluted share compared to $57.9 million and $0.91 per diluted share in the third quarter of 2009, primarily reflecting the benefit of higher net sales, improved margins and a lower effective tax rate, partially offset by the impact of foreign currency fluctuations.

For the quarter ended September 30, 2010, the company generated cash flows from operations of $97.3 million, paid dividends of $14.9 million, invested $18.3 million in capital expenditures and repurchased $24.9 million in common shares as part of the company’s $1 billion share repurchase authorization program. The company’s net debt balance at the end of the third quarter was $15.6 million, reflecting an improvement of $83.9 million from December 31, 2009.

“Our distributors are driving momentum around the world by attracting and retaining long-term customers for our nutrition products, which builds successful and sustainable businesses,” said Chairman and Chief Executive Officer Michael O. Johnson. “We are pleased by the broad and ongoing strength of our results this quarter, with all six of our regions experiencing volume growth and year-over-year improvement in active sales leaders.”

During the third quarter the company hosted approximately 35,600 distributors at Extravaganzas in Ukraine, Italy, Sweden and Mexico.

Third Quarter 2010 Regional Key Metrics2, [3] Regional and Emerging/Established Market Breakdowns

Regional	3Q'10 Volume Points (Mil)	% Chg (Y/Y)	3Q'10 Avg Active Sales Leaders	3Q'10 Average Active Sales Leaders % Chg (Y/Y)
North America	225.4	8.6%	51,095	13.7%
Asia Pacific	191.8	29.4%	37,291	26.7%
EMEA	114.3	4.5%	33,625	3.0%
Mexico	146.2	15.7%	39,521	11.4%
South & Central America	107.3	5.0%	29,548	3.9%
China	39.4	22.0%	7,548	19.7%
Worldwide Total	824.4	13.5%	191,072	11.8%

	3Q'10 Volume Points (Mil)	% Chg (Y/Y)	3Q'10 Avg Active Sales Leaders	3Q'10 Average Active Sales Leaders % Chg (Y/Y)
Emerging Markets	431.6	14.8%	107,271	11.6%

Established Markets	392.8	12.2%	91,238	12.5%

Updated 2010 Guidance

Based on current business trends, the company’s fourth quarter and fiscal 2010 guidance are provided below.

Fourth Quarter 2010 - The company’s fourth quarter 2010 diluted earnings per share guidance range is $1.07 to $1.11 on volume point growth of 11.0 percent to 13.0 percent and net sales growth of 13.0 percent to 15.0 percent compared to the same period in 2009 and an effective tax rate range of 30.0 percent to 31.0 percent. The company’s fourth quarter 2010 capital expenditures are expected to be in the range of $23.0 million to $33.0 million.

Fiscal 2010 - Excluding the impact from adjusting item4 the company’s new full-year diluted earnings per share guidance is $4.54 to $4.58 on volume point growth of 12.5 percent to 13.5 percent and a net sales increase of 16.5 percent to 17.0 percent compared to 2009, respectively, along with an effective tax rate range of 28.0 percent to 29.0 percent. Full-year 2010 capital expenditures are expected to be in the range of $65.0 million to $75.0 million.

2011 Guidance

Based on current business trends, FX rates as of the end of September, 2010, and the company’s outlook for future performance, the company is initiating guidance for 2011 with a diluted earnings per share guidance range of $5.00 to $5.25 on a volume point growth of 8.0 to 10.0 percent and a net sales growth of 11.0 percent to 13.0 percent compared to the same period in 2010 and an effective tax rate range of 29.0 percent to 30.0 percent. The company’s guidance for capital spending in 2011 is in the range of $80 million to $90 million.

Third Quarter Earnings Conference Call

Herbalife's senior management team will host an investor conference call Tuesday, November 2, 2010 at 8 a.m. ET (5 a.m. PT) to discuss its recent financial results and provide an update on current business trends preceding its annual analyst day to discuss its recent financial results and provide an update on current business trends.

The dial-in number for this presentation for domestic callers is (866) 903-5314 and (706) 634-5671 for international callers (conference ID 82534647). Live audio of the presentation will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the presentation in MP3 format or by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and entering Encore ID 66642385. The webcast of the presentation will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 73 countries through a network of approximately 2.0 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife’s Web site contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.herbalife.com. The company encourages investors to visit its Web site from time to time, as information is updated and new information is posted.

Disclosure Regarding Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a recessionary economic environment

• our relationship with, and our ability to influence the actions of, our distributors;

• improper action by our employees or distributors in violation of applicable law;

• adverse publicity associated with our products or network marketing organization;

• changing consumer preferences and demands;

• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program including the direct selling market in which we operate;

• third party legal challenges to our network marketing program;

• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, pricing and currency devaluation risks, especially in countries such as Venezuela;

• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

• uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

• our inability to obtain the necessary licenses to expand our direct selling business in China;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• changes in tax laws, treaties or regulations, or their interpretation;

• taxation relating to our distributors;

• product liability claims; and

• whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

1 See Schedule B – “Reconciliation of Non-GAAP Financial Measures” for more detail.

2 “Emerging” markets are being defined as those countries which the World Bank categorizes as having “low” or “medium” GDP per capita, while “Established” are those that the World Bank considers to have “high” GDP per capita.

3 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com

4 FY’10 guidance excludes the impact from the first quarter implementation of highly inflationary accounting in Venezuela and a third quarter tax benefit from international income tax audit settlement.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010		9/30/2009

North America	$155,532	$140,829	$473,228		$402,294
Mexico	83,498	68,290	236,265		193,881
South and Central America	95,030	93,035	269,156		253,702
EMEA	121,221	123,334	387,598		373,222
Asia Pacific	181,555	129,240	494,418		357,723
China	51,595	45,490	135,205		112,884
Worldwide net sales	688,431	600,218	1,995,870		1,693,706
Cost of Sales	133,265	131,777	410,298	(1)	356,619
Gross Profit	555,166	468,441	1,585,572		1,337,087
Royalty Overrides	224,061	194,639	656,160		556,921
SGA	230,150	195,968	648,143	(1)	568,220
Operating Income	100,955	77,834	281,269		211,946
Interest Expense - net	2,192	1,037	6,291		4,087
Income before income taxes	98,763	76,797	274,978		207,859
Income Taxes	23,024	18,902	65,435	(1)	60,169
Net Income	$75,739	$57,895	$209,543		$147,690

Basic Shares	59,221	61,234	59,643		61,467
Diluted Shares	61,946	63,397	62,250		63,049

Basic EPS	$1.28	$0.95	$3.51		$2.40
Diluted EPS	$1.22	$0.91	$3.37		$2.34

Dividends declared per share	$0.25	$0.20	$0.65		$0.60

1 Includes impact of items related to adoption of highly-inflationary accounting in Venezuela that are further discussed in Schedule B – "Reconciliation of Non-GAAP Financial Measures”

Herbalife Ltd.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Sep 30,	Dec 31,
	2010	2009

ASSETS
Current Assets:
Cash & cash equivalents	$193,490	$150,801
Receivables, net	91,394	76,958
Inventories	183,144	145,962
Prepaid expenses and other current assets	97,716	101,181
Deferred income taxes	56,237	38,600
Total Current Assets	621,981	513,502

Property and equipment, net	169,308	178,009
Deferred compensation plan assets	17,781	17,410
Deferred financing cost, net	1,124	1,498
Other assets	24,271	21,306
Marketing related intangibles and other intangible assets, net	310,992	311,782
Goodwill	102,899	102,543
Total Assets	$1,248,356	$1,146,050

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$50,068	$37,330
Royalty Overrides	149,215	144,689
Accrued compensation	67,318	65,043
Accrued expenses	122,453	107,943
Current portion of long term debt	3,232	12,402
Advance sales deposits	54,637	22,261
Income taxes payable	16,602	40,298
Total Current Liabilities	463,525	429,966

Non-current liabilities
Long-term debt, net of current portion	205,894	237,931
Deferred compensation	18,827	16,629
Deferred income taxes	76,045	77,613
Other non-current liabilities	23,476	24,600
Total Liabilities	787,767	786,739

Contingencies

Shareholders' equity:
Common shares	118	120
Additional paid in capital	247,189	222,882
Accumulated other comprehensive loss	(24,636)	(23,396)
Retained earnings	237,918	159,705
Total Shareholders' Equity	460,589	359,311

Total Liabilities and Shareholders' Equity	$1,248,356	$1,146,050

Herbalife Ltd.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	9/30/2010	9/30/2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$209,543	$147,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,755	45,646
(Excess) Deficiency in tax benefits from share-based payment arrangements	(9,959)	759
Share-based compensation expenses	16,870	15,100
Amortization of discount and deferred financing costs	374	367
Deferred income taxes	(16,989)	(3,098)
Unrealized foreign exchange transaction (gain) loss	(7,536)	6,763
Foreign exchange loss from adoption of highly inflationary accounting in Venezuela	15,131	—
Other	2,911	233
Changes in operating assets and liabilities:
Receivables	(13,965)	(9,265)
Inventories	(32,921)	10,451
Prepaid expenses and other current assets	5,744	(5,724)
Other assets	(2,328)	354
Accounts payable	12,852	(4,851)
Royalty overrides	3,601	9,525
Accrued expenses and accrued compensation	11,622	5,870
Advance sales deposits	32,399	21,011
Income taxes payable	(13,568)	(15,529)
Deferred compensation plan liability	2,198	1,992
NET CASH PROVIDED BY OPERATING ACTIVITIES	267,734	227,294
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property	(42,199)	(41,776)
Proceeds from sale of property	64	93
Acquisition of business	—	(10,000)
Deferred compensation plan assets	(371)	(1,321)
NET CASH USED IN INVESTING ACTIVITIES	(42,506)	(53,004)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(38,934)	(36,727)
Borrowings from long-term debt	338,000	138,974
Principal payments on long-term debt	(379,465)	(180,540)
Share repurchases	(106,163)	(33,630)
Excess (Deficiency in) tax benefits from share-based payment arrangements	9,959	(759)
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	11,521	2,209
NET CASH USED IN FINANCING ACTIVITIES	(165,082)	(110,473)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(17,457)	737
NET CHANGE IN CASH AND CASH EQUIVALENTS	$42,689	$64,554
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	150,801	150,847
CASH AND CASH EQUIVALENTS, END OF PERIOD	$193,490	$215,401
CASH PAID DURING THE PERIOD
Interest paid	$7,195	$8,443
Income taxes paid, net	$84,120	$77,397
NON CASH ACTIVITIES
Assets acquired under capital leases and other long-term debt	$524	$339

Herbalife Ltd
Volume Points by Region
(Unaudited, In thousands)

	Three Months Ended September 30,
	2010	2009	% Change

North America	225,379	207,612	8.6%
Asia Pacific (excluding China)	191,824	148,184	29.4%
EMEA	114,274	109,429	4.4%
Mexico	146,236	126,375	15.7%
South & Central America	107,286	102,166	5.0%
China	39,364	32,270	22.0%
Worldwide	824,363	726,036	13.5%

SUPPLEMENTAL INFORMATION

SCHEDULE A: FINANCIAL GUIDANCE

2010 Guidance
For the Three Months and Twelve Months Ending December 31, 2010

	Three Months Ending		Twelve Months Ending
	December 31, 2010		December 31, 2010
	Low	High	Low	High

Volume point growth vs 2009	11.0%	13.0%	12.5%	13.5%
Net sales growth vs 2009	13.0%	15.0%	16.5%	17.0%
EPS [1]	$1.07	$1.11	$4.54	$4.58
Cap Ex ($ millions)	$23.0	$33.0	$65.0	$75.0
Effective Tax Rate [1]	30.0%	31.0%	28.0%	29.0%

2011 Guidance
For the Twelve Months Ending December 31, 2011

	Twelve Months Ending
	December 31, 2011
	Low	High

Volume point growth vs 2010	8.0%	10.0%
Net sales growth vs 2010	11.0%	13.0%
EPS [1]	$5.00	$5.25
Cap Ex ($ millions)	$80.0	$90.0
Effective Tax Rate [1]	29.0%	30.0%

1 FY’10 guidance excludes the impact from the first quarter implementation of highly inflationary accounting in Venezuela and a tax benefit from international income tax audit settlement.

SCHEDULE B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited), (Dollars in Thousands, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 9/30/2010
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$688,431			$688,431
Cost of Sales	133,265			133,265
Gross Profit	555,166			555,166
Royalty Overrides	224,061			224,061
SGA	230,150			230,150
Operating Income	100,955			100,955
Interest Expense - net	2,192			2,192
Income before income taxes	98,763			98,763
Income Taxes	23,024	3,228	(1)	26,252
Net Income	$75,739	$(3,228)		$72,511

Diluted EPS	$1.22	$(0.05)		$1.17

[1] Tax benefit from an international income tax audit settlement

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended 9/30/2010
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$1,995,870			$1,995,870
Cost of Sales	410,298	$(12,715)	(1)	397,583
Gross Profit	1,585,572	12,715		1,598,287
Royalty Overrides	656,160			656,160
SGA	648,143	(11,390)	(2)	636,753
Operating Income	281,269	24,105		305,374
Interest Expense - net	6,291			6,291
Income before income taxes	274,978	24,105		299,083
Income Taxes	65,435	17,680	(3)	83,115
Net Income	$209,543	$6,425		$215,968

Diluted EPS	$3.37	$0.10		$3.47

[1] Incremental U.S. dollar costs of 2009 imports in Venezuela which were recorded at the unfavorable parallel market exchange rate and were not devalued based on 2010 exchange rates but rather recorded at their historical dollar costs as products were sold

[2] Includes $15,131 foreign exchange loss related to remeasurement of Venezuela's monetary assets and liabilities resulting from adoption of highly inflationary accounting and $3,741 foreign exchange gain resulting from receipt of U.S. dollar approved by CADIVI at the official exchange rate relating to 2009 product importations which were previously registered with CADIVI

[3] Includes $14,452 favorable income taxes related to Venezuela becoming highly inflationary economy and $3,228 tax benefit from an international income tax audit settlement

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 9/30/2009
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$600,218			$600,218
Cost of Sales	131,777			131,777
Gross Profit	468,441			468,441
Royalty Overrides	194,639			194,639
SGA	195,968	$(707)	(1)	195,261
Operating Income	77,834	707		78,541
Interest Expense - net	1,037			1,037
Income before income taxes	76,797	707		77,504
Income Taxes	18,902	4,529	(2)	23,431
Net Income	$57,895	$(3,822)		$54,073

Diluted EPS	$0.91	$(0.06)		$0.85

[1] Related to restructuring charge
[2] Includes $4,852 tax benefit from expiration of certain statutes of limitation, tax charge of $537 from an international income tax audit settlement and $214 tax impact of restructuring charges

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended 9/30/2009
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$1,693,706			$1,693,706
Cost of Sales	356,619			356,619
Gross Profit	1,337,087			1,337,087
Royalty Overrides	556,921			556,921
SGA	568,220	$(2,111)	(1)	566,109
Operating Income	211,946	2,111		214,057
Interest Expense - net	4,087			4,087
Income before income taxes	207,859	2,111		209,970
Income Taxes	60,169	4,437	(2)	64,606
Net Income	$147,690	$(2,326)		$145,364

Diluted EPS	$2.34	$(0.04)		$2.31	(3)

[1] Includes $1,297 restructuring charges and $814 expense from an international income tax audit settlement
[2] Includes $4,852 tax benefit from expiration of certain statutes of limitation, tax charge of $814 from an international income tax audit settlement and $399 tax impact of restructuring charges
[3] Amounts may not total due to rounding.

	9/30/2010	12/31/2009

Total debt (current and long-term portion)	$209,126	$250,333
Less: Cash and cash equivalents	193,490	150,801
Net debt	$15,636	$99,532

CONTACT:
Herbalife Ltd
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
(213) 745-0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
(213) 745-0474